EXHIBIT 99.1

FRANCHISE GROUP, INC. DISCUSSES COVID-19 BUSINESS IMPACT

Announces Strong Cash Position and Increased Liquidity
Receipt of Nasdaq Delinquency Notice

VIRGINIA BEACH, Va., April 03, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today is providing a business update primarily based on the impact of COVID-19.

Brian Kahn, CEO of Franchise Group, stated, “First and foremost, Franchise Group is committed to the health and safety of our employees, customers, and their families and neighbors. Our operating management teams have proven to be compassionate, decisive leaders that have demonstrated outstanding leadership in a time of such uncertainty.  Our teams are ensuring our business continuity procedures and processes align with the guidance from health officials and state and local governments.  We are committed to meeting our business obligations, while serving our communities and customers.”

Mr. Kahn continued, “We are confident that our current businesses are well positioned for both the current economic environment and the long-lasting changes to consumer behavior and discretionary spend that we foresee after the virus crisis has subsided.  We have an assortment of brands defined by flexible payment options for deep value, critical and everyday goods and services, as well as an omni-channel health and wellness business. We are far less confident in our ability to predict when this crisis will subside. Therefore, to ensure that we can withstand a crisis that lasts longer than currently predicted, we have been conserving cash.  At the end of our fiscal month end of March, excluding Liberty Tax, we had approximately $120 million of cash in our system up from approximately $71 million at the end of fiscal February. Additionally, as Liberty Tax enters the very late stages of its tax preparation season, it had approximately $10 million of net cash at fiscal March end, compared net debt of approximately $93 million at the end of fiscal February.  All of our cash generation has been from operations and we maintain a revolver that may provide additional liquidity if necessary. We are grateful to have the support of our vendors, lenders, landlords and service providers to ensure that we maintain a maximum amount of liquidity to navigate through an unpredictable environment.”

The following actions have been taken by the Company in response to the impact of the COVID-19 outbreak:

  As of today, all of the Company’s operating businesses, except American Freight, have been deemed essential businesses and remain open in most States;

  Store and distribution center associates, who are voluntarily choosing to work, have been provided proper cleaning and protective supplies to ensure the safety of themselves and our customers;

  All of the Company’s corporate offices have been temporarily closed and corporate associates are working remotely;

  Effective April 1, 2020, the Company’s executive leadership has voluntarily agreed to a temporary reduction in their base salaries. Mr. Kahn, took a 50% base salary reduction while the Company’s other executive officers took reductions of 30% to 40% of their base salaries;

  The Board of Directors of the Company has agreed to a temporary reduction of its compensation by 50%;

  Where the Company’s stores have been mandated to close, the Company has furloughed workers to give them the ability to receive government benefits while committing to pay 100% of their health and welfare benefits through at least April 30, 2020;

  The Company is working to conserve cash and maintain liquidity and has had all operating companies (i) approach their landlords to seek rent deferrals and abatements; (ii) work with vendors and suppliers to extend payment terms; (iii) suspend all non-essential capital expenditures; (iv) dramatically reduce non-committed or contractual marketing activities; and (v) delay non-essential projects and programs;

  In addition to the $120 million of cash on hand at the end of fiscal March, the Company expects a significant increase in cash in the coming months from anticipated tax refunds of over $40 million generated from new regulations in the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), as well as potential positive working capital adjustments from recent acquisitions; and

  The Company has been evaluating every aspect of the CARES Act to determine if there are any additional opportunities for tax relief or funding.  In addition to any tax refunds available under the CARES Act, the Company intends to take advantage of the opportunity to defer payroll taxes under the CARES Act and is exploring the availability of the employee retention credit provided for under the CARES Act.

Financial Reporting Update

The Company also announced today that as a result of its failure to timely file its Transition Report on Form 10-K/T for the transition period ended December 28, 2019 (the “Transition Report”), it has received, as anticipated, a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq’s continued listing rules under the timely filing criteria established under Nasdaq Listing Rule 5250(c)(1). Such notices are routinely issued by Nasdaq when a company has failed to timely file its periodic reports with the Securities and Exchange Commission (the “SEC”).Nasdaq informed the Company that, under Nasdaq rules, the Company will have 60 days from March 30, 2020 to submit a plan to regain compliance and 180 days from the due date of the Transition Report, or until September 23, 2020, to file the Transition Report, with the SEC to be compliant.  The Company can regain compliance with Nasdaq listing rules before that date by filing the Transition Report with the SEC. The Company expects that it will file the Transition Report by April 30, 2020.

As previously disclosed, the Company was unable to file the Transition Report before the original filing deadline without unreasonable effort or expense due to a change in the Company’s fiscal year-end and the complexities associated with incorporating two significant acquisitions that closed during the latter portion of the transition period ended December 28, 2019.  The Company has since experienced increased challenges associated with the COVID-19 outbreak further complicating the completion of the Transition Report.  For example, all of the Company’s segments, Buddy’s, Sears Outlet, Liberty Tax and Vitamin Shoppe are headquartered in states that are subject to stay-at-home orders.  In addition, as a result of a COVID-19 exposure in its Hoffman Estates location, the Company’s Sears Outlet segment’s headquarters was closed for a short period of time which resulted in unanticipated delays in the completion of field work associated with the audit of the Company’s financial statements.  Furthermore, the Company had curtailed its normal operations practices pursuant to state orders, public health orders and guidelines issued by local authorities which resulted in travel restrictions and most of its staff working remotely.  While the Company was not afforded the opportunity to utilize the relief provided under the SEC’s COVID-19 order due to its inability to satisfy a condition under the order, based on conversations with the SEC and Nasdaq, the Company does not anticipate any negative consequences from the SEC or Nasdaq due to its delayed filing.  The Company expects its shares of common stock to continue to be listed on Nasdaq as the Company does not believe it is in jeopardy of being delisted due to this delay at this time.

About Franchise Group, Inc.
Franchise Group, Inc. (NASDAQ: FRG) is an operator of franchised and franchisable businesses and uses its operating expertise to drive cost efficiencies and grow its brands.  Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, Sears Outlet, American Freight and The Vitamin Shoppe.  On a combined basis, Franchise Group currently operates over 4,400 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, its ability to take advantage of opportunities under the CARES Act, its ability to file the Transition Report and the attendant consequences with the SEC and Nasdaq and the continued listing of the Company’s shares of common stock on Nasdaq.. These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161